Exhibit 99.1

The LGL Group, Inc. to Host an Investor Conference Call on Tuesday,
August 13, 2013, at 10:00 a.m. ET to Discuss Q2 2013 Earnings Results

Warrant Dividend Record Date is Today, July 29, 2013 at 4:30 p.m. ET

ORLANDO, FL, July 29, 2013 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), today announced that management will hold an investor conference call on Tuesday, August 13, 2013, at 10:00 a.m. ET.  The purpose of the call is to discuss the Company's second quarter 2013 earnings results and current business activities, and to provide an update on the Company's strategic review process.  The Company also noted that holders of record as of 4:30 p.m. ET today, July 29, 2013, will receive warrants as a dividend to all stockholders upon their issuance on or around August 6, 2013, as was previously announced.
Presentation materials will be available on the LGL website on Monday, August 12, 2013, by 6:00 p.m. ET: www.lglgroup.com.  A detailed announcement covering the Company's Q2 2013 earnings will be issued after market close on Monday, August 12, 2013.
Participants are invited to "attend" the online meeting using Conferencing Center LIVE; or access the conference call at (800) 862-9098 for domestic callers and (785) 424-1051 for international callers.  The participant code is LGLIR813.
To attend the event, participants are asked to click on the following link: Join the meeting.  Participants may also copy and paste the following information into their web browser: https://www.livemeeting.com/cc/conferencingevent/join.

The meeting ID is: LGLIR813; the entry code is: ATTEND.

Warrant Dividend Record Date is July 29, 2013, 4:30 p.m. ET

In the context of the Special Committee's ongoing strategic review process, the Company announced the final terms of a warrant dividend on July 17, 2013, as follows:  (i) each holder of the Company's common stock as of 4:30 p.m. ET on the record date, July 29, 2013, will receive five warrants for each share of common stock owned, (ii) the warrants will be "European style warrants" and will only be exercisable on the earlier of (x) their expiration date, which will be the fifth anniversary of their issuance, and (y) such date that the 30-day volume weighted average price per share, or VWAP, of the Company's common stock is greater than or equal to $15.00, and (iii) 25 warrants will entitle their holder to purchase one share of the Company's common stock at an exercise price of $7.50.  The Company intends for the warrants to be listed and traded on the NYSE MKT separately from the Company's common stock, subject to NYSE MKT approval.  The warrants are expected to be issued on or around August 6, 2013, and in aggregate, will be exercisable for approximately 522,000 shares of the Company's common stock.

Frequently asked questions related to the warrant dividend are available on the Company's website, www.lglgroup.com/content/warrant-faq.

The Company intends to issue the warrants and offer the common stock issuable upon exercise of the warrants pursuant to its shelf registration statement on Form S-3 (Registration No. 333-169540), which was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on November 4, 2010.  The shelf registration statement permits the Company to offer and sell from time to time, in one or more public offerings, any combination of its common stock, warrants or units.  The specific terms of any such offering will be established by the Company at the time of each offering, subject to market conditions, and will be described in detail in a prospectus supplement that will be filed with the SEC at the time of the distribution.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of that state or jurisdiction.  Any offer of securities covered by the shelf registration statement will be made solely by means of a prospectus included in the registration statement and a prospectus supplement with respect to such offering.

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These devices are used extensively in electronic systems for military applications, avionics, earth-orbiting satellites, medical devices, instrumentation, industrial devices and global positioning systems.  They are also used in infrastructure equipment for the telecommunications and network equipment industries.  The Company has operations in Orlando, Florida, Yankton, South Dakota, Yantai, China and Noida, India, and sales offices in Hong Kong and Shanghai, China.

For more information on the Company and its products and services, contact LaDuane Clifton at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit the Company's Web site: www.lglgroup.com.

Caution Concerning Forward Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  More detailed information about those factors is contained in The LGL Group's filings with the U.S. Securities and Exchange Commission.

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Contact

R. LaDuane Clifton
The LGL Group, Inc.
lclifton@lglgroup.com
(407) 298-2000